Exhibit 99.1

Sirona Reports Fiscal 2011 Second Quarter Results

•	Second quarter revenues were $214.7 million, up 12.9% compared to prior year, and up 14.0% constant currency.

•	Second quarter 2011 operating income of $33.5 million plus amortization of $13.5 million totaled $47.0 million, up 2.0% versus prior year.

•

Sirona increases FY11 guidance - revenue growth of 13% to 16% constant currency (prev. 9% to 12%) and operating income excluding amortization expense of $214 to $221 million (prev. $208 to $216 million).

Long Island City, New York, May 6, 2011 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended March 31, 2011.

Second Quarter Fiscal 2011 vs. Second Quarter Fiscal 2010 Financial Results

Revenue was $214.7 million, an increase of $24.6 million or up 12.9% (up 14.0% on a constant currency basis), with growth rates for the Company’s business segments as follows: Imaging Systems increased 21.4% (up 22.2% constant currency); CAD CAM increased 16.1% (up 17.0% constant currency); Treatment Centers increased 3.4% (up 4.8% on a constant currency basis); and Instruments declined 1.3% (flat constant currency). Revenue in the United States increased 2.9%, while revenues outside the United States increased 17.5% (up 19.0% constant currency), with strong growth in Germany, other European markets and solid performance in Asia Pacific.

Gross profit was $115.7 million, up $16.4 million. Gross profit margin was 53.9% in the second quarter of Fiscal 2011, compared to 52.2% in the prior year. The gross profit margin expansion was mainly driven by lower levels of amortization expense.

Second quarter 2011 operating income excluding amortization expense was $47.0 million (operating income of $33.5 million plus amortization expense of $13.5 million), compared to $46.1 million (operating income of $30.6 million plus amortization expense of $15.5 million) in the second quarter of 2010.

Net income for the second quarter of 2011 was $29.3 million, or $0.51 per diluted share, versus $17.5 million, or $0.31 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the second quarter of 2011 was $0.58 compared to $0.64 in the second quarter of 2010.

At March 31, 2011, the Company had cash and cash equivalents of $300.1 million and total debt of $382.2 million, resulting in net debt of $82.1 million. This compares to net debt of $119.0 million at September 30, 2010.

Jost Fischer, Chairman and CEO of Sirona commented: “I am pleased to report another quarter of solid execution and strong revenue growth for Sirona. Our performance was particularly encouraging given the timing of the International Dental Show (“IDS”) in March, as dentists have usually postponed purchases in anticipation of the show. The quarter saw continued robust sales in international markets, with strong growth in Germany, other European markets and Asia Pacific. Our solid financial performance is the direct result of our strategy to make significant investments in both research and development and in expanding our global footprint.”

Mr. Fischer continued: “The highlight of the quarter was our strong showing at the IDS which once again confirmed Sirona’s leadership position as the premier provider of innovative high-tech dental products. At the show, the Company introduced a wide range of new products, ensuring that Sirona will continue to lead the dental industry’s conversion to digital dentistry. As a result of our encouraging business trends, and the ongoing momentum in international markets, we are increasing our guidance.”

Fiscal 2011 Guidance

Management now anticipates constant currency revenue growth in the range of 13% to 16% (previously 9% to 12%), and operating income, excluding amortization estimated at $54 million for fiscal 2011, to be in the range of $214 to $221 million (compared to previous guidance of $208 to $216 million).

First Six Months Fiscal 2011 vs. First Six Months Fiscal 2010 Financial Results

Revenue was $450.4 million, an increase of $45.4 million or up 11.2% (up 14.9% constant currency) with growth rates for the Company’s business segments as follows: CAD CAM Systems increased 14.5% (up 17.6% constant currency); Imaging Systems increased 13.8% (up 16.3% constant currency); Treatment Centers increased 8.6% (up 14.0% constant currency); and Instruments declined 0.5% (up 4.3% constant currency). Revenue in the United States increased 1.8%. Outside the United States, revenue increased 15.5% (up 21.2% constant currency) driven by solid performance in Europe, led by Germany, as well in the Asia Pacific and Middle East markets.

Gross profit increased by $34.4 million to $246.1 million, up 16.2%. Gross profit margins expanded 240 basis points to 54.6 percent, driven by strong revenue growth, favorable product mix and lower levels of amortization expense.

First six months 2011 operating income excluding amortization expense was $116.5 million (operating income of $89.5 million plus amortization expense of $27.0 million), up 10.2% compared to $105.8 million (operating income of $74.1 million plus amortization expense of $31.7 million) in the prior year.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on May 6, 2011. The teleconference can be accessed by calling +1 866 730 5762 (domestic) or +1 857 350 1586 (international) using passcode # 18531976. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through May 13, 2011 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 64084965. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended March 31,		Six months ended March 31,
	2011	2010	2011	2010
	$’000s (except per share amounts)		$’000s (except per share amounts)

Revenue	$214,737	$190,136	$450,383	$404,959
Cost of sales	99,048	90,803	204,280	193,256

Gross profit	115,689	99,333	246,103	211,703

Selling, general and administrative expense	70,581	60,354	133,904	120,206
Research and development	14,145	11,690	27,655	23,155
Provision for doubtful accounts and notes receivable	(47)	72	21	136
Net other operating income	(2,500)	(3,408)	(5,000)	(5,908)

Operating income	33,510	30,625	89,523	74,114

(Gain)/Loss on foreign currency transactions, net	(4,336)	5,049	(5,097)	4,416
(Gain)/Loss on derivative instruments	(1,554)	(1,712)	81	(2,735)
Interest expense, net	929	4,141	1,879	9,343
Other expense/(income)	343	404	(523)	784

Income before taxes	38,128	22,743	93,183	62,306
Income tax provision	8,388	4,548	20,500	12,461

Net income	29,740	18,195	72,683	49,845
Less: Net income attributable to noncontrolling interests	428	656	979	1,131

Net income attributable to Sirona Dental Systems, Inc.	$29,312	$17,539	$71,704	$48,714

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.53	$0.32	$1.29	$0.88
- Diluted	$0.51	$0.31	$1.26	$0.86
Weighted average shares-basic	55,529,619	55,122,944	55,432,272	55,044,832
Weighted average shares-diluted	57,221,163	56,610,111	57,056,605	56,490,563

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2011	September 30, 2010
	(unaudited)
	$’000s (except per share amounts)
ASSETS
Current assets
Cash and cash equivalents	$300,136	$251,767
Restricted cash	710	703
Accounts receivable, net of allowance for doubtful accounts of $1,639 and $1,681, respectively	113,245	82,952
Inventories, net	90,489	74,027
Deferred tax assets	24,005	20,570
Prepaid expenses and other current assets	15,097	24,139
Income tax receivable	4,948	3,533

Total current assets	548,630	457,691

Property, plant and equipment, net of accumulated depreciation and amortization of $105,443 and $90,713, respectively	118,225	102,686
Goodwill	677,610	656,465
Investments	2,364	2,317
Intangible assets, net of accumulated amortization of $401,167 and $371,303, respectively	346,495	362,722
Other non-current assets	2,773	2,229
Deferred tax assets	4,077	8,827

Total assets	$1,700,174	$1,592,937

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	$48,167	$42,737
Short-term debt and current portion of long-term debt	382,223	2,935
Income taxes payable	7,955	7,748
Deferred tax liabilities	1,211	1,456
Accrued liabilities and deferred income	89,201	105,209

Total current liabilities	528,757	160,085

Long-term debt	—	367,801
Deferred tax liabilities	134,014	138,190
Other non-current liabilities	6,453	6,556
Pension related provisions	55,418	52,672
Deferred income	55,000	60,000

Total liabilities	779,642	785,304

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized; 55,768,804 shares issued and 55,741,081 shares outstanding at Mar. 31, 2011, and 55,333,304 shares issued and 55,305,581 shares outstanding at Sept. 30, 2010)	558	553
Additional paid-in capital	665,305	652,698
Treasury stock (27,723 shares at cost)	(284)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	253,550	181,846
Accumulated other comprehensive income	47,650	19,701

Total Sirona Dental Systems, Inc. shareholders’ equity	917,676	805,411

Noncontrolling interests	2,856	2,222

Total shareholders’ equity	920,532	807,633

Total liabilities and shareholders’ equity	$1,700,174	$1,592,937

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended March 31,
	2011	2010
	$’000s

Cash flows from operating activities
Net income	$72,683	$49,845

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	38,957	42,589
Loss on disposal of property, plant and equipment	—	15
Loss/(gain) on derivative instruments	81	(2,735)
(Gain)/loss on foreign currency transactions	(5,097)	4,416
Deferred income taxes	(7,250)	(9,491)
Amortization of debt issuance cost	597	586
Share-based compensation expense	4,479	8,048

Changes in assets and liabilities
Accounts receivable	(27,467)	(7,288)
Inventories	(13,280)	(3,601)
Prepaid expenses and other current assets	9,803	6,701
Restricted cash	20	109
Other non-current assets	(735)	26
Trade accounts payable	3,957	3,353
Accrued interest on long-term debt	—	(1,412)
Accrued liabilities and deferred income	(20,663)	(25,309)
Other non-current liabilities	234	4,037
Income taxes receivable	(1,410)	1,506
Income taxes payable	(292)	3,415

Net cash provided by operating activities	54,617	74,810

Cash flows from investing activities
Investment in property, plant and equipment	(23,618)	(9,566)
Proceeds from sale of property, plant and equipment	1	150
Purchase of intangible assets	(163)	—
Purchase of long-term investments	(44)	(230)
Sale of businesses, net of cash sold	—	1,928

Net cash used in investing activities	(23,824)	(7,718)

Cash flows from financing activities
Repayments of short-term and long-term debt	—	(78,072)
Dividend distributions to noncontrolling interest	(487)	—
Common shares issued under share based compensation plans	4,709	2,973
Tax effect of common shares exercised under share based compensation plans	4,135	1,181

Net cash provided by/(used in) financing activities	8,357	(73,918)

Change in cash and cash equivalents	39,150	(6,826)
Effect of exchange rate change on cash and cash equivalents	9,219	(11,833)
Cash and cash equivalents at beginning of period	251,767	181,098

Cash and cash equivalents at end of period	$300,136	$162,439

Supplemental information
Interest paid	$2,050	$10,381
Interest capitalized	277	242
Income taxes paid	24,798	18,478

Non-GAAP Financial Measures (unaudited)

	Three months ended March 31, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$29,312	$0.51
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,192	$2,902	$10,290
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(3,878)	(853)	(3,025)
Unrealized, non-cash (gain) on revaluation of the carrying value of short-term intra-group loans	(4,347)	(956)	(3,391)

Non-GAAP adjusted net income			$33,186	$0.58

	Three months ended March 31, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$17,539	$0.31
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$15,088	$3,018	$12,070
Unrealized, non-cash loss on revaluation of the carrying value of the $-denominated exclusivity fee	5,099	1,020	4,079
Unrealized, non-cash loss on revaluation of the carrying value of short-term intra-group loans	4,404	881	3,523
Gain on sale of Subsidiary	(908)	(182)	(726)

Non-GAAP adjusted net income			$36,485	$0.64

	Six months ended March 31, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
	$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$71,704	$1.26
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$26,338	$5,794	$20,544
Unrealized, non-cash (gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(2,470)	(543)	(1,927)
Unrealized, non-cash (gain) on revaluation of the carrying value of short-term intra-group loans	(3,001)	(660)	(2,341)

Non-GAAP adjusted net income			$87,980	$1.54

	Six months ended March 31, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$48,714	$0.86
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$30,898	$6,180	$24,718
Unrealized, non-cash loss on revaluation of the carrying value of the $-denominated exclusivity fee	6,451	1,290	5,161
Unrealized, non-cash loss on revaluation of the carrying value of short-term intra-group loans	5,671	1,134	4,537
Gain on sale of Subsidiary	(908)	(182)	(726)

Non-GAAP adjusted net income			$82,404	$1.46

*	tax impact calculated using estimated effective tax rate of 22% for second quarter and first half of FY11 and 20% for second quarter and first half of FY10

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. Sirona calculates constant currency revenue growth by comparing current period revenues to prior period revenues with both periods converted at the U.S. Dollar/Euro average foreign exchange rate for each month of the current period.

The average exchange rate for the six months ended March 31, 2011, was $1.36368 and varied from $1.40040 to $1.32171. For the three and six months ended March 31, 2010, an average quarterly exchange rate converting Euro denominated revenues into U.S. Dollars of $1.38559 and $1.43182, respectively, was applied.